Exhibit 99.1
Pursuant to Rule 425 under the Securities Act of 1933 and
Deemed Filed Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: NxStage Medical, Inc. on behalf of Medisystems Corporation
Commission File No.: 000-51567
     On September 5, 2007, NxStage Medical, Inc. (the “Company”) presented at the Thomas Weisel Partners Healthcare Conference 2007. The full text of the transcript of the presentation is set forth below. A webcast of the presentation will also be posted on the Company’s website.
Transcript
F I N A L   T R A N S C R I P T
September 5, 2007/2:05 p.m., NXTM — NxStage Medical, Inc. at Thomas Weisel Partners Healthcare Conference 2007
C O R P O R A T E    P A R T I C I P A N T S
Robert Faulkner
Thomas Weisel Partners — Analyst
Jeff Burbank
NxStage Medical — President and CEO
Robert Brown
NxStage Medical — CFO
P R E S E N T A T I O N

Robert Faulkner:	I’m Rob Faulkner, Medical Device Analyst here at Thomas Weisel Partners. And it’s a pleasure to host a fire-side chat, without the fire, except what’s coming from the audience, with NxStage Medical. We have CEO, Jeff Burbank, who was a co-founder of the company as well, and the CFO, Robert Brown, who joined...

Robert Brown:	November it was.

Robert Faulkner:	November, so almost a year ago. As typical, feel free to jump in whenever you want. There are almost always lots of questions on this one and I’ll get started. My thought is to start with demands, what drives demand, what are some indicators of demand, and then work down through the operations and so end up in the cost department, I guess. So with that — and before we even do that, I thought I’d ask each of you to talk, particularly Jeff, no offense Robert, but talk about your history in the dialysis business, how long you’ve been in it, and why is that important. And then we’ll ask Robert for his background. He’s been an important addition in the last year.

Jeff Burbank:	Yeah, I’ve been in dialysis most of my career. I started out with what was Cove Laboratories at the time, they were one of the leaders in hemodialysis and we were acquired by Gambro Group, so grew up professionally in that organization for about 10 years and then struck out on my own. The industry is somewhat unique in terms of how it’s structured and the complexity of products, so I think having an understanding of the economics of the industry, as well as the technology in the industry is pretty important to bring to a new idea. So after that I started another company called VascA. NxStage was a spinout from VascA, and I’ve been running it since its inception. So dialysis is kind of the focus of my career so far.

Robert Brown:	Myself, I’ve been with NxStage since November, that’s my initiation into dialysis. Prior to that, I spent 10 years at Boston Scientific in medical devices in a number of different positions. The most significant one was I was the head of international finance there for six years. Prior to that, I spent five years in the aerospace and defense industry with United

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

Technologies and then I spent eight years prior to that in public accounting with Deloitte and Touche.

Robert Faulkner:	Thanks. To start, we’re going to give — Jeff is going to give a brief overview of what the company is. So, some of you know the company very well, some of you don’t know it at all. So just to make sure we’re all on the same page and then we’ll kind of dig into the details from there.

Jeff Burbank:	So real quickly, dialysis is the replacement of kidney functions and historically in the industry, a patient has gone to a center three times a week for treatments that lasts about three and a half, four hours a day. So there was a — some science that looked at giving longer and more frequent dialysis care and it looked pretty persuasive in terms of what you could do with clinical outcomes. However, the challenge really, was operational. So NxStage set out to create a technology that could allow the providers to offer more frequent in-home care and we developed it based off another successful home technology, which is peritoneal dialysis. In that industry, Baxter is the leader of that therapy, and they created a very small, portable recycler, a daily disposable one of fluid volume. That turned out to be, from an operational perspective, very successful, but had some clinical limitations. So what we wanted to do was take the successful operations of peritoneal dialysis and combine it with the successful clinical outcomes of hemodialysis. So that’s effectively what we’ve done and created the NxStage System One, which is a small portable, easy-to-learn system with a disposable cartridge and the fluids to do the treatment. The vast majority, over 95% of our patients are doing six times a week therapy.

Funny thing happened on the way to home care, which was if you develop a portable, simple, easy-to-use system, it’s a great technology for the ICU CPUs. So we have two market segments, the ICU CPU market segment and the home product dialysis system. How’d I do? I don’t have to give the elevator pitch too often any more.

Robert Faulkner:	No, no. I want to start kind of at the demand level, and again, anyone jump in. I think most of us find it intuitive that you’d want to do dialysis at home, we also — those who know dialysis, know that there are many who can’t. If you’re going to tick off kind of the key demand drivers for NxStage System One, what are they?

Jeff Burbank:	I think as people think about the opportunity, they want to know what percentage of the patients are appropriate for it. We tend to give guidance for 10 or 15% of the base population. Although most dialysis patients, on average, are over 60, fully 30% of the patients are under 50 years old. So there’s a lot of young patients that are looking for therapy that allows them to continue their lifestyle. Some of the drivers are really, and we’ve seen

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

in solving or answering the questions that exist in creating this new market opportunity, it is, and our customer is, the dialysis provider. So they need to understand how they operationally implement this. They need to understand how they can make money doing it, and they need to understand what their clinical opportunity of risk is. So it’s taken us some time to work through that proof of concept there. We had an agreement with a number of providers — DaVita was one of them that tested it, probed it, used it in a number of their centers, which led up to the more strategic contract that we signed with them earlier in the year. But the same was true with RAI and WellBound and some others. So I think everyone knew the clinical opportunity, but the hesitancy was will patients do it? Will they be compliant with it? Can I really cost effectively deliver it? Will I get paid for it? All the operational questions have been the vast majority of what’s held back home care in dialysis. And I think we’ve systematically shown that providers — and we don’t think we could have signed the types of agreements we did without some convincing evidence that they are able to do it, they are able to make money doing it, they do have the clinical outcomes that we’re all looking for. And we’re starting to move through those and now getting into the challenges of broader distribution of scaling it, of ramping it up in multiple centers. We’re up to 265 centers and 1,615 patients at the end of the second quarter. So there’s progress there, but it’s been largely operational questions, not clinical.

Robert Faulkner:	Now how would you describe the typical drivers from a patient’s standpoint in terms of demand? What is the patient looking for? What is it about the patients that choose this that you think is so important?

Jeff Burbank:	We still don’t have the perfect patient profile, but in general, our patient is about 10 years younger on average than the average patient. They tend to be those that have active lifestyles whether they’re working age or whether they’re active retirees with grandkids and want to maintain that lifestyle. One ___ is the people that would probably go to the gym and work out routinely, versus the ones that don’t. They have better social infrastructure, they’re probably a little bit farther up on the social economic paradigm than maybe some others. So it’s a number of features that influence that decision, but it really is a patient-specific decision at the end, patient and clinician.

Robert Faulkner:	What are the criteria on which you think patients adopting this, solely being able to do it at home or are there other benefits?

Jeff Burbank:	Yeah, I’ve seen some adoption driven by lifestyle, I’ve seen some driven by knowledge. So that with the knowledge that it’s better therapy when they look at the data. Those that are seeking out the best clinical outcomes tend to be more attracted to more frequent in home care.

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

Robert Faulkner:	Maybe you could elaborate on the clinical outcomes. This is a word-of-mouth business, literally in the thin play...

Jeff Burbank:	Yes.

Robert Faulkner:	...a lot. What do they say about the — what do patients say about the clinical outcome?

Jeff Burbank:	Dialysis is an interesting industry in that there aren’t a lot of very well designed and executed clinical trials, so the basis by which we prescribe it is appropriate, but it’s not infinitely studied. So we tend to have smaller studies and this is the case which is also why we are funding the Freedom Trial to have a larger, more structured trial, but that will take multiple years. But there is something like 2, 300 articles on 5 to 50 patient studies that have looked at the outcomes, and in all cases they tend to reduce the medications required to support the disease, they tend to have lower hospitalization, use less EPO, things like that.

Robert Faulkner:	Can you put numbers around those for us?

Jeff Burbank:	Yeah, the studies that we tend to present look at a capitated cost — it’s about $20,000 to $25,000 a year of therapy in a total high that looks like about $65,000. And those that have worked on home care, like Kaiser, and Kaiser published a study where they saved about $10,000 to $15,000 a year in hospitalization, drug reduction, those type of things. So it’s pretty significant ___.

Robert Faulkner:	And moving on to the clinic provider. I think this is the part that investors find the hardest to understand, it certainly was for me, what’s in it for the clinic.

Jeff Burbank:	Well, this has always been one of the harder areas in that space to have convincing evidence because I don’t think you’ll meet a provider that says, “Oh, yeah, I make a ton of money on this one,” when their caught between NxStage on the one side and price negotiation and payers on the other side. So it is one of the more difficult areas to validate, I grant you that. But there are really three drivers for a provider that allows them to enhance their profitability. What we’ve seen is about 40% of the patients on NxStage are coming from clinics that are competitive clinics. So they’re attracting patients that they wouldn’t otherwise have. So that’s a faster growth rate. The second thing is because of the demographics of patients, they’re more likely to be private pay. In fact, they are two to two and a half times more likely to be private pay. So they’re reimbursement is going to be higher on those patients that they’re bringing.

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

Robert Faulkner:	How much higher?

Jeff Burbank:	Private pay is typically two to three times on average higher than Medicare patients. And for those of you that don’t know the industry well, Medicare kind of pays break even, all the profitability that comes from the private pay. So to the extent that you can bring your payer mix up, that’s very important to these providers. And then the third piece is that private pay and Medicare with medical justification, reimburses therapy higher, so you can actually enhance your revenue side as well. Those are the three...

Robert Faulkner:	And we’ll — maybe quantify for us the reimbursing higher with medical justification, what does that mean?

Jeff Burbank:	Yeah, private payers are doing negotiated rates, typically pay 150% of the base rate. So the numbers can be pretty impressive when you add up all three of those factors.

Robert Faulkner:	In terms of you were referring to a fourth day...

Jeff Burbank:	Yes, around 4.5 is a very common payment rate for more frequent...

Robert Faulkner:	But you say 150 ___. And so how much more does that cost the clinic? So the clinic is collecting that extra they have...

Jeff Burbank:	Well, we had a pricing strategy that’s launching in the market to say you want to have an economic incentive for your partner, your provider, which are the additional private pay and higher reimbursement rate. But you can’t have an economic disincentive. So what we tried to do is price our pricing is right at $1500 per patient, per month, that at $1500, that derives the same level of profitability, obviously, with some economic function on a Medicare patient. So it’s about break-even for a Medicare patient, which would be what their performance incentive would be as well. ___ larger scale, those numbers move around, but on average, about the same.

Robert Faulkner:	And then if we throw another day of reimbursement on there...

Jeff Burbank:	Well, that’s pure profit. We don’t participate on the revenue side, so yes.

Robert Faulkner:	Profit to the clinic.

Jeff Burbank:	Right.

Robert Faulkner:	I mean and what kind of patients typically get that fourth day?

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

Jeff Burbank:	Again, private pay, because most private pays do pay, or those that received justification and there are a number of justifications, from fluid overload to carpel tunnel to all kinds of things that — to the basic indications for things that go wrong in the dialysis patient. So it’s — some patients need more frequent dialysis because they have too much inner dialectic fluid gains. Some have — need it because they need to ___ to carpel tunnel syndrome, so there’s some things that more treatment has demonstrated to improve.

Robert Faulkner:	And so you’ve got a higher paying group in the private pay, plus they pay more frequently for the extra day. Do you know how much more frequently?

Jeff Burbank:	No, a lot of...

Robert Faulkner:	Or how long, what proportion private pay patients run a four-day week or...

Jeff Burbank:	For the providers that have shared that with us, which you can imagine that’s a difficult thing to get — the vast majority of private pay have been paying additional, but those sample numbers are low.

Robert Faulkner:	And then is there a risk here of the private payers looking at this and taking issue with it or is there clinical buy-in?

Jeff Burbank:	Well, it’s all whether you believe that it is return on the reduction of hospitalization and drugs. So those that have done the studies have said there’s a return, we want to incentivize the Kaisers of the world that have enough patients to look at what their total costs are. So in a capitated environment, it becomes obvious that if you’re paying for hospitalization and the procedure, it’s in your own benefit to ___.

Robert Faulkner:	And how deep is the awareness that that may be what they’re gaining(?), certainly Kaiser knows, but...

Jeff Burbank:	I wouldn’t say it’s broad. That’s why we call it necessary to do the Freedom Trial and start to build that data more comprehensively and do it with Medicare data, which is a good database on it.

Robert Faulkner:	And you’ve been rolling out for awhile now, over 1,600 patients, are there any leading indicators in terms of the degree of penetration, of a geographic area that we can find and certainly...

Jeff Burbank:	We’ve kind of known each other for a long time on this story and when we started out, we thought well, maybe we could get to 10 or 15% and

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

what we’ve done now is done that within a center, but that’s kind of some of the answer because we know patients move. So that’s encouraging, but only a wave point on the road to do we penetrate 10 or 15% in a geography? And I think there’s some evidence building that we’re starting to get to that in a few geographies.

Robert Faulkner:	In geographies.

Jeff Burbank:	Yes.

Robert Faulkner:	And a total market size that ___ 10%...

Jeff Burbank:	About 330,000 patients about.

Robert Faulkner:	At? ___ the total dollar ___?

Jeff Burbank:	Yeah, if you take 10 to 15% of that x $18,000 a year, is approaching the billion dollar mark ___. So in the U.S. alone.

Robert Faulkner:	So that’s — and that’s certainly something that I’ve been looking for ___ can they really do it? With enough people to get the concentration. And is this just maybe a tantalizing hint or are we seeing a couple different geographies?

Jeff Burbank:	A couple, but it’s very early. I mean we’re — 1,600 of 330,000. I wouldn’t claim victory yet. It’s indicative and encouraging, but...

Robert Faulkner:	What’s going on in those areas where the penetration is good?

Jeff Burbank:	They tend to be centers that have been doing it for awhile and have leadership that’s passionate about home care, believe that it’s better for the patient and economic revitalization(?)...

Robert Faulkner:	And is it one center driving that entire concentration in an area or are there other ___ centers that are adopting ___?

Jeff Burbank:	There’s both. There’s always, typically is driven by a center, but for every action there’s a reaction. So it’s rare that it’s just one center in a geography now.

[inaudible]

Jeff Burbank:	...so big open ___.

Robert Faulkner:	I’m going to repeat the question for the people on the webcast...

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

Jeff Burbank:	It’s ___ pages long and there’s two signatures at the end, that’s what it looks like.

Robert Faulkner:	The question is, what does a DaVita contract look like and maybe how does it confirm some of the things you just said?

Jeff Burbank:	There’s — they do the things we do. We ask them to buy some stock. They asked for registration rights, they subsequently sold that. We asked them to buy machines, they bought a lot of machines, about a third of our machines. We asked them to meet a certain volume commitments or growth commitments. They, so far, have met both. We asked them to be somewhat exclusive to us and ___ they asked us to be somewhat exclusive to them, which entails about 10% of the patient market. They have full exclusivity in all other markets. They have other providers in those markets. They — yeah, yeah, so it’s one or more alternatives for those other markets. I think ___ yes. What else ___?

Robert Brown:	___ expand our relationship with Fresenius.

Jeff Burbank:	Yes. We wouldn’t expand our relationship with Fresenius, but we’d focus with DaVita and the other providers. It’s a three-year contract with four six-month renewable periods.

[inaudible]

Jeff Burbank:	Yeah, it’s a performance-based agreement, so if DaVita does not achieve a certain growth target, then certain rights start to revert back to us.

Robert Faulkner:	If I recall, that on a geography by geography...

Jeff Burbank:	Some of them are global, some of them are geography. It’s kind of a layered situation. Yeah. Depends on where they come in.

Robert Faulkner:	How is DaVita — well, first of all, what does the fact that DaVita did this say about the opportunity?

Jeff Burbank:	Well...

Robert Faulkner:	I mean ___, obviously, but...

Jeff Burbank:	I think it’s encouraging.

Robert Faulkner:	But in terms of ___...

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

Jeff Burbank:	You know we had a two-year relationship with them ahead of this agreement and I remember getting pushed from maybe you or someone like you to say why haven’t we done the DaVita agreement yet and for us, there’s a time and place when you convince your customer of the value you bring and we hadn’t really gotten to that point. We hadn’t done the work to show them what the economic benefit with them to create the opportunity to do the kind of agreement we wanted to. We did get to that point, obviously, again this year, so I think it demonstrates that we got to a comfortable point and they — for a full size (?), saw enough value that we could create that contract. So that’s encouraging. Now we’ve got to go live it, execute it, grow it. There’s still obviously a lot of work, but it creates the opportunity to move the market forward.

Robert Faulkner:	Despite the fact that they’re listening, could you talk about how that relationship is going and how — what you feel...

Jeff Burbank:	We work well together. They’re a good partner.

Q:	___

Jeff Burbank:	Right now that feels very limited.

Robert Faulkner:	Competition, competition is the ___.

Jeff Burbank:	Yeah. What the competitive landscape, are there other technologies and right now, Fresenius offers a system they call the 2000K8, or 2008K@Home, excuse me, sorry Fresenius. In areas where that’s offered on an equal footing, typically ours, the vast majority of patients will select our technology. It’s not portable, it requires an investment and installation. It just hasn’t met the configuration that the customers are looking for. It takes longer to train and those types of operational issues that we’ve tried to deal with, they haven’t dealt with yet. So it will take them some years to change that. The most recent announcement was that Baxter said they were going to invest in this area. They’ve partnered up with DEKA, which was the Dean Kamen and the creator of their HomeChoice system, which very successful for them in the personal dialysis market. So that’s a formidable future competitor. It will be a few years, we expect, before we see them in any kind of competitive landscape.

Robert Faulkner:	I think they put a date of 11.

Jeff Burbank:	That would be a good start and we’ll see where all that comes out. But...not November 11.

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

Robert Faulkner:	Not November 11.

Jeff Burbank:	Not even September 11. So we’ll see how that — we’ll track that closely and then there is a private company that’s been working in the area for awhile called Renal Solutions and they had an IVE to do their clinical trials for home labeling and that was approved a couple years ago and I guess they’re working away at that, so they’ll be there at some point. But that one, again, isn’t the portability profile that we have and easy-to-use, so they’ve got some work to do as well.

Robert Faulkner:	Couple others floating around out there?

Jeff Burbank:	Always.

Robert Faulkner:	Always and...

Jeff Burbank:	Yeah, there’s always the — there’s always the idea of the wearable kidney. There’s always the kind of things in the background that have longer timelines. I’ve tried to focus on the ones that where they’re doing their three to five-year type of time horizons.

Robert Faulkner:	We haven’t — you didn’t ask me, but we haven’t seen anything with a claimed projected launch date before 2011. Just ___ from that company. Anything else?

Q:	___

Jeff Burbank:	ACCESS was a company — the question is what happened to ACCESS? They were a company in the home hemodialysis space that had started in the mid ‘90s. They went wind-down, what’s the nice...

Robert Faulkner:	Belly up.

Jeff Burbank:	Belly up? They’re no longer the assets of ACCESS. Some was purchased by the DEKA Group and some was held by the private individuals and I think what Baxter has done is tried to throw a lasso around those two pieces and work with DEKA. So I think we’ll see some of the remnants of ACCESS into the project that Baxter is currently working.

Robert Faulkner:	Long term, who do you worry about the most ___ competition?

Jeff Burbank:	Well, probably the incumbents would have the distribution and the infrastructure to deliver a product and the resources ___ to develop one. So Baxter is a reasonable competitor, Fresenius is certainly a reasonable competitor. I think Gambro — maybe Gambro’s had a lot of internal issues

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

they’ve had to work through, but if they could get their house in order they may as well make a run for ___. So it’s those that may have resources, but the whole basis of NxStage was that those three incumbents and a couple others couldn’t take their scale and assets and directly put it into the home market — the product, the technology was different enough that they would indeed have to go through the development process to get competitive with NxStage. So now that we’ve gone head to head with Fresenius and their traditional technology, we feel more confident that you really do have to redesign you system to become simple enough, portable enough and such to be viable in this segment.

Robert Faulkner:	___ yes?

Q:	___

Jeff Burbank:	Any positive, negative news out of cardiorenal on Epogen from the FDA panel review? From our — affecting NxStage? The general trend has been to try to manage EPO to a tighter level and change over time the reimbursement structure. If those trends continue, we see EPO going from a profit center to a cost center in a bundle. We think that’s good for therapies that tend to reduce the requirement for EPO. So we see the general trend positive; however, these things have a lot of twists and turns and I don’t expect anything that would have any near-term impact on NxStage from that panel.

Robert Faulkner:	We can’t let you go with our little over two minutes to go without talking about costs and gross margins. ___ maybe ought to just throw it out there. Where are we in getting gross margins down to kind of long-term acceptable levels and you’ve had some teething issues with respect to Pure-Flo. How close are those costs ___ out?

Robert Brown:	So the way we’re looking at gross margins, we were a negative 15% in Q2, about five or six points of that were related to our launch of the Pure-Flo and a couple of issues there. One, we were going to more of a purification pack with the Pure-Flo, which has typically fixed most of those problems. The other issue was that we were using more bagged fluids per patient than we had expected. And we expect that to go on for a couple of quarters. That being said, that we think that we will be — gross margin break-even in Q4, and when we did that, we factored in the higher usage on Pure-Flo. So we actually factored in the six point negative impact of Pure-Flo out into Q4. So we still think we’re going to get to gross margins break-even at that point in time. That’s without the Medisystems acquisition. Medisystems, the Medisystems acquisition, which we plan on closing on in early Q4, would actually make up gross margin positive today. So we would be right around 10, 12% gross margin

NxStage Medical, Inc.
TWP 2007 Healthcare Conference
September 5, 2007

positive. So that will have a positive effect on us, take us into 2008 in a positive manner. We think we’ll be, longer term, three to four years out. We’re looking at being around 50% gross margin. Does that answer your question?

Robert Faulkner:	It does. And we have one minute left for somebody’s burning question.

Q:	___

Robert Brown:	Yeah, I think we this operating...yeah, the question is, what does the rest of the P&L look like? We think we’ll be right around 20% operating margins, so plus or minus one or two points there. In that — between gross margins and operating margins, that 30%, about 10% of it should be distribution costs, the other 20% will be sales and marketing and other G&A type expenses.

Robert Faulkner:	And that includes Medisystems ___?

Robert Brown:	Correct.

Robert Faulkner:	Good. With that we thank you all for coming and your rapt attention and good questions. Thank you, Jeff and Robert.

Jeff Burbank:	You’re welcome.
END
About NxStage Medical
NxStage Medical, Inc. (NASDAQ: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative systems for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the Company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated closing of the Medisystems transaction, the anticipated performance of certain executives, and expected benefits of the Medisystems transaction. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Additional Information about the Acquisition of Medisystems Corporation and Where to Find It
     In connection with the proposed purchase of certain Medisystems entities from Mr. Utterberg, NxStage filed a preliminary proxy statement on August 29, 2007 with the Securities and Exchange Commission (the “SEC”). Investors and securityholders of NxStage are urged to read the proxy statement (including any supplements) regarding the proposed transaction when it becomes available because it will contain important information about NxStage, Medisystems Corporation and related entities, David S. Utterberg and the proposed transaction.
     NxStage stockholders can obtain a copy of the proxy statement as well as other filings containing information about NxStage, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement, and the SEC filings that will be incorporated by reference in the proxy statement, can also be obtained, without charge, by directing a request to NxStage Medical, Inc., 439 South Union Street, Fifth Floor, Lawrence, Massachusetts 01843 Attention: Investor Relations; telephone (978) 687-4700.
Participants in the Solicitation
     NxStage, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NxStage’s directors and executive officers is contained in NxStage’s Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007 and its most recent annual meeting proxy statement filed with the SEC on April 30, 2007. These documents are available free of charge as described above.
     David S. Utterberg, a director and approximate 6.7% owner of NxStage, is the direct or indirect owner of all the outstanding equity interests of Medisystems Corporation and the affiliated entities being acquired by NxStage. Information regarding the special interests of Mr. Utterberg and NxStage’s other directors and officers in the proposed transaction will also be included in the proxy statement referred to above.
Investor Relations Contact
Stephanie Marks for NxStage
1-888-698-6472
ir@nxstage.com